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Exhibit 21                            Subsidiaries of the Company

Name                                    State of Incorporation     Date of Incorporation      Status
------------------------------------  ---------------------------  ---------------------  ---------------
Big City NY, Inc.. . . . . . . . . .  New York                     November 26, 1997      Wholly-owned by
                                                                                        VillageWorld.com, Inc.

Bagel Partners, Inc. . . . . . . . .  Delaware                     May 7, 1996            Wholly-owned by
                                                                                        VillageWorld.com, Inc.

Intelligent Computer Solutions, Inc.  New York                     October 21, 1994       Wholly-owned by
                                                                                        VillageWorld.com, Inc.

Village Net, Inc.. . . . . . . . . .  New York                     June 6, 1995           Wholly-owned by
                                                                                        VillageWorld.com, Inc.
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